Exhibit 10

SECOND FORBEARANCE AGREEMENT AND OMNIBUS AMENDMENT

This SECOND FORBEARANCE AGREEMENT AND OMNIBUS AMENDMENT (this “Agreement”) is made and entered into as of January 2, 2025 (the “Effective Date”), by BESS VENTURES AND ADVISORY, LLC (“Lender”), and BURTECH LP LLC (“Borrower”), with reference to the following:

RECITALS

A. Lender and Borrower are parties to that certain 10% Promissory Note Due March 31, 2024, dated as of January 19, 2024 (as amended by that certain Forbearance Agreement, dated September 16, 2024 (the “First Forbearance Agreement”) and this Agreement, the “First Loan Agreement”). Capitalized terms used but not defined herein have the meanings provided in the First Loan Agreement.

B. To secure the obligations evidenced by the First Loan Agreement, Borrower has also entered into (i) that certain Security Agreement, dated as of January 19, 2024, by and among Borrower and the Lender (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Security Agreement”), and (ii) that certain letter agreement, dated as of February 15, 2024, by and among Borrower, Blaize, Inc. (“Blaize”) and Lender (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Control Letter”).

C. As of the date hereof, the Borrower acknowledges and agrees that the Loan Documents are valid and enforceable in accordance with their respective terms. The Borrower acknowledges and agrees that there are no defenses to the Borrower’s obligations under the Loan Documents, that (x) assuming no prior repayment, the following amounts would be due and payable on January 6, 2025 in full without offset or deduction: (i) Fourteen Million Eight Hundred Seven Thousand Two Hundred Eighty-Four and 60/100th Dollars ($14,807,284.60), representing principal and accrued and unpaid interest, and (ii) Twenty Thousand Dollars ($20,000), representing legal fees pursuant to Section 4 of the First Forbearance Agreement, and (y) the Borrower is obligated to transfer to and register in the name of Lender (or its nominee) the Advisory Shares (which the parties acknowledge have been converted on a one-for-one basis into shares of Class A Common Stock of BurTech Acquisition Corp. (the “SPAC”).

D. Concurrently with this Agreement, Lender and the Borrower have entered into that certain Promissory Note Due February 20, 2025 (the “Second Loan Agreement”) pursuant to which Lender will advance a loan of $12,000,000 to Borrower, the proceeds of which shall be used to finance the purchase of Class A Common Stock from the SPAC.

E. As consideration for the forbearance hereunder and the extensions of credit pursuant to the Second Loan Agreement, Burkhan LLC, a Delaware limited liability company and an affiliate of the Borrower (“Burkhan”), is entering into that certain Guaranty, Pledge and Repayment Agreement in favor of Lender pursuant to which Burkhan will pledge 2,000,000 shares in Public Company to secure the obligations under the First Loan Agreement and the Second Loan Agreement.

F. Borrower has requested that the Lender extend the Forbearance Period (as defined in the First Forbearance Agreement) and refrain from enforcing Lender’s rights under the Loan Documents.

G. Lender is willing to agree to the foregoing requests, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Recitals. The foregoing Recitals are incorporated herein by this reference as are any and all other exhibits and schedules. The parties agree that the information recited above is true and correct. Except as specified herein, all terms and conditions of the Loan Documents, and each of them, shall remain in full force and effect. In the event of any conflict or inconsistency between the terms, conditions and provisions of this Agreement, and the Loan Documents, the terms, conditions, and provisions of this Agreement shall prevail.

2. Acknowledgment. The Borrower acknowledges as follows:

a. The amounts and other Obligations described in the Recitals above are valid and enforceable in accordance with the respective terms of the Loan Documents. The Borrower acknowledges and agrees that there are no defenses to the Borrower’s Obligations under the Loan Documents, that the aforesaid amounts are outstanding and unpaid and that such amounts are due and payable in full without offset or deduction.

b. In consideration of the financial accommodations set forth herein, the Borrower specifically, expressly and forever waives and relinquishes (i) any and all offsets or defenses to the total indebtedness of the Borrower to Lender under the Loan Documents, (ii) any and all claims against Lender, and (iii) any and all rights or theories on which to invoke or obtain legal or equitable relief, whether injunctive relief or otherwise, in order to abate, postpone or terminate enforcement by the Lender and/or Lender of repayment of the Obligations of the Borrower under the Loan Documents.

c. This Agreement is being executed by LENDER to accommodate the request of Borrower, and Borrower understandS and agreeS that LENDER has no obligation to grant further forbearances in the future, NOR TO EXTEND THE MATURITY DATE.

3. Reaffirmation. Borrower confirms, acknowledges, and stipulates that all terms, conditions, and provisions of the Loan Documents are valid and enforceable obligations (subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)), continue in full force and effect and remain unaffected and unchanged, except as otherwise expressly set forth in this Agreement. This Agreement is not intended to be, and shall not be construed to constitute, a novation of any or all of the Loan Documents, nor is it intended to create or constitute a modification of the Loan or the Loan Documents (except as otherwise expressly set forth herein) or a release or relinquishment of, and shall not affect in any way, the liens, security interests and rights thereunder, all of which are hereby ratified, confirmed, renewed, and extended by Borrower in all respects. Borrower reaffirms to Lender each of the representations, warranties, covenants, and agreements of Borrower set forth in the Loan Documents, with the same force and effect as if each were separately stated herein and made as of the date hereof and the Effective Date (subject to any changes permitted by the terms of the Loan Documents), other than representations, warranties, covenants, and agreements that relate to matters which by their nature can no longer be true and correct as a result of the passage of time. Except as may specifically be modified by this Agreement: (i) Borrower agrees to comply with all terms and provisions of the Loan Documents to which it is a party; and (ii) the provisions of the other Loan Documents shall remain unmodified and in full force and effect except as set forth herein.

4. Payment of All Fees and Expenses. Borrower confirms that all fees and expenses of counsel for Lender are Obligations owed under the Loan Documents, and that all such fees and expenses will be paid in full in the ordinary course; provided, that unless a Forbearance Termination Event occurs, such expenses of Lender’s counsel shall be capped at $20,000 (Twenty Thousand US Dollars). The Borrower confirms that any failure to comply with the obligations set out in this paragraph shall be events of default under the Loan Documents entitling the Lender to declare an Event of Default and pursue all remedies available under the Loan Documents without further notice.

5. Terms of Forbearance. Subject to, conditioned upon and effective as of the Effective Date, during the Forbearance Period (as defined below), the Lender shall forbear from exercising its rights and remedies under the Loan Agreement and the other Loan Documents, but only to the extent that such rights and remedies arise exclusively as a result of the occurrence, existence, or continuation of the Payment Default.

a. The period from the Effective Date to the date that a Forbearance Termination Event (defined below) occurs shall be referred to as the “Forbearance Period.” Upon the occurrence of any of the following events, the occurrence of such events being referred to herein as a “Forbearance Termination Event,” the Lender’s and Lender’s obligation to forbear as specified in the preceding paragraph shall be terminated without further notice to the Borrower:

i. Any default under, violation of, or breach of, this Agreement (including, without limitation, that Borrower fails to fully and timely pay or cause to be paid any payment to Lender provided for in this Agreement when the same shall become due);

ii. Any Default or Event of Default of the Loan Documents, other than the Payment Default, or any “Default” or “Event of Default” as such terms are defined in the Second Loan Agreement;

iii. Any representation, warranty, certification, or statement of fact made or deemed made by or on behalf of the Borrower or any document delivered in connection herewith is incorrect or misleading in any material respect when made or deemed made;

iv. Borrower initiates any judicial, administrative or arbitration proceeding against Lender; or

v. February 5, 2025.

b. Borrower agrees to notify Lender immediately following the occurrence of any Forbearance Termination Event or any event or circumstance that, with the giving of notice or the passage of time or both, would constitute a default under this Agreement or an Event of Default under the Loan Documents.

c. Upon the receipt of proceeds from any sale of shares in the SPAC by the Borrower or Burkan, the Borrower shall cause such proceeds to be promptly (and in any event, within two (2) Business Days following the receipt thereof) turned over to Lender to be applied (i) first, to repay the outstanding Obligations under the Second Loan Agreement, and (ii) once the outstanding Obligations under the Second Loan Agreement are paid in full, then to repay the Obligations.

d. The Obligations shall continue to bear interest until paid in full at the Default Rate; provided, that following any Forbearance Termination Event, in lieu of accruing additional interest after such Forbearance Termination Event, a fee of $15,000 per day shall accrue until the Obligations are paid in full.

e. Notwithstanding anything in the First Loan Agreement to the contrary, Lender hereby consents to transactions contemplated in the Second Loan Agreement, including the incurrence of indebtedness thereunder and the grant of security interests in connection therewith.

f. Borrower (i) within five (5) business days following the Effective Date, shall deliver an original stock power, executed in blank with respect to the Sponsor Shares constituting Collateral and (ii) use best efforts to deliver, as soon as practicable following the Effective Date, either (x) original stock certificates representing the Sponsor Shares constituting Collateral or (y) a control agreement in a form reasonably satisfactory to Lender executed by any applicable securities intermediary holding the Sponsor Shares constituting Collateral.

g. Immediately upon the occurrence of any Forbearance Termination Event, the obligation of Lender to forbear will terminate without notice or further action. Thereupon, Lender shall have the full right and power immediately and unconditionally to exercise all rights and remedies available to the Lender under or in connection with the Obligations, the First Loan Agreement, or the Loan Documents. Lender expressly reserves the right to, without notice, exercise all remedies under the First Loan Agreement or the other Loan Documents, or otherwise available to Lender at law or in equity, (i) immediately on and after the Forbearance Termination Date in respect of any Event of Default then existing or (ii) upon the occurrence and continuation of any Event of Default (other than the Payment Default) during the Forbearance Period.  This reservation of rights is not intended and shall not be construed as exclusive.

h. Nothing herein or contemplated hereby is a waiver of the Payment Default or any other Default or Event of Default under the First Loan Agreement or the other Loan Documents.

6. Amendment to Security Agreement. The Security Agreement shall be deemed amended by deleting Exhibit A thereto and replacing it in its entirety with Annex A attached hereto, and in furtherance of the foregoing, the Borrower hereby authorizes the filing of the UCC financing statement amendment attached hereto as Annex B.

7. Representations and Warranties. The Borrower represents and warrants to Lender as follows:

a. This Agreement and the Loan Documents constitute legal, valid, and binding obligations of the Borrower to Lender;

b. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of all of their respective obligations hereunder have been duly authorized by all necessary action and do not and will not:

i. Require any consent or approval not heretofore obtained of any other person holding any interest or entitled to receive any interest issued or to be issued by the Borrower or otherwise;

ii. Result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or any encumbrance of any nature (other than under this Agreement or the Loan Documents) upon or with respect to any property now owned or leased or hereafter acquired by the Borrower;

iii. Violate any provision of any laws, or of any order, writ, judgment, injunction, decree, determination or award; or

iv. Result in a breach of or constitute a default under, cause or permit the acceleration of, any obligation owed under, or require any consent under any indenture or loan or First Loan Agreement or any other agreement, lease or instrument to which the Borrower is a party or by which any of its property is bound or affected.

c. Each officer, agent or other representative executing this Agreement on behalf of any of the Borrower has the full right and authority to fully commit and bind it to this Agreement.

d. There are no actions, suits, or proceedings pending or, to the knowledge of the Borrower threatened against or affecting the Borrower, in relation to its obligations to the Lender, or involving the validity or enforceability of this Agreement, the Loan Documents, the ability of Borrower to perform its obligations to the Lender under the Loan Documents, or the priority of any liens thereof, at law or in equity, or before or by any governmental entity;

e. This Agreement and the releases contained herein are intended to be final and binding among the parties hereto, and the Lender may expressly rely on the finality of this Agreement as a substantial, material factor inducing that party’s execution of this Agreement;

f. No event has occurred or is continuing that constitutes a default of this Agreement, or a further Default under the Loan Documents that would constitute an Event of Default but for the requirement that notice be given or time elapse, or both;

g. The Lender’s and Lender’s security interests in all the collateral for the obligations evidenced by the Lender Loan Documents are valid, perfected and are not subject to avoidance, elimination, or reduction in any manner whatsoever;

h. The Borrower has received, or has had the opportunity to receive, independent legal advice from attorneys of its choice with respect to the advisability of executing this Agreement and prior to the execution of this Agreement by the Borrower, its attorneys reviewed this Agreement and discussed this Agreement with them and have made all desired changes;

i. Except as expressly stated in this Agreement, neither the Lender nor any other person or entity has made any statement or representation to the Borrower regarding facts relied upon by any of them;

j. The Borrower do not rely upon any statement, representation or promise of the Lender or any other person or entity in executing this Agreement except as expressly stated in this Agreement;

k. The terms of this Agreement are contractual and not a mere recital;

l. This Agreement has been carefully read by, the contents hereof are known and understood by, and it is signed freely by the Borrower; and

The representations, warranties and agreements set forth herein shall be cumulative and in addition to any and all other representations, warranties and agreements which the give or cause to be given to the Lender, either now or hereafter.

8. No Joint Venture, Management and Control. Notwithstanding any provision of this Agreement or the Loan Documents, by entering into this Agreement:

a. Lender is not and shall not be construed to be a partner, joint venture, alter ego, manager, controlling person or other business associate or participant of any kind of the Borrower or any other person;

b. Lender shall not be deemed responsible to perform or participate in any acts, omissions, or decisions of the Borrower; and

c. The Borrower does not have any claims, causes of action or defenses to their obligations to Lender based on any allegations of management or control exercised by the Lender. The Borrower and Lender, and each of them, acknowledge and agree that the Lender do not manage or control them in any way.

9. Release of Lender.

a. Except for the obligations of Lender under this Agreement, the Borrower (referred to herein as “Releasor”), for themselves, and Releasor’s successors, assigns, heirs and affiliates, and each of them, shall and do hereby forever relieve, release and discharge Lender, and their successors, assigns, past and present attorneys, accountants, representatives, affiliates, parents, partners, officers, directors, employees and stockholders, jointly and severally, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys’ fees), damages, injuries, actions and causes of actions, of whatever kind or nature, whether legal or equitable, known or unknown, suspected or unsuspected, contingent or fixed, including, without limitation, those based upon, arising out of, appertaining to, or in connection with the matters of fact alleged or set forth in this Agreement, the Loan Documents or the lending relationship between Lender on the one hand, and the Borrower, on the other hand, and any and all real and personal property collateral, jointly and severally.

b. Releasor acknowledges that it is aware that it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true. Nevertheless, it is the intention of Releasor, through this Agreement, to fully, finally and forever release all such matters, and all claims relative thereto, which now exist, may exist, or heretofore have existed. In furtherance of such intention, the releases herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery or existence of any such additional or different claims or facts relative thereto, and Releasor hereby waives any right or claim that might arise as a result of such additional or different claims or facts.

c. In entering into the release provided for in this Agreement, Releasor recognizes that no facts or representations are ever absolutely certain; accordingly, it assumes the risk of any mistake, and if it should subsequently discover that any understanding of the facts or of the law was incorrect, said party shall not be entitled to set aside this release by reason thereof, regardless of any mistake of fact or law.

d. Releasor is the sole and lawful owner of all right, title and interest in and to every claim and other matter which it purports to release herein, and it has not assigned or transferred, or purported to assign or transfer to any person or entity any claims or other matters herein released. Releasor shall and hereby does indemnify, defend and hold Lender harmless from and against any claims, liabilities, actions, causes of action, demands, injuries, damages, costs, and expenses (including, but not limited to, attorneys’ fees), based upon or arising in connection with any such prior assignment or transfer, or any such purported assignment or transfer, or any claims or other matters released herein.

10. Miscellaneous.

a. No Novation. This Agreement is not a novation, nor is it to be construed as a release or modification of any of the terms, conditions, warranties, waivers, or rights set forth in the Loan Documents, except as expressly set forth herein.

b. Binding Agreements. This Agreement and the releases contained herein are intended to be final and binding against the Borrower, and Borrower acknowledges that the Lender is expressly relying on the finality of this Agreement as a substantial, material factor inducing the Lender’s and Lender’s execution of this Agreement.

c. Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

d. Failure or Indulgence Not Waiver; No Waiver. No failure or delay on the part of the Lender in the exercise of any right, power, or privilege hereunder or under the documents or instruments referred to herein shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude a further exercise of any right, power, or privilege. Borrower acknowledge and agree that neither the execution nor the delivery of this Agreement shall (a) be deemed to create a course of dealing or otherwise obligate Lender to execute similar amendments under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of Lender with respect to any term or provision of the Loan Documents.

e. Applicable Law. This Agreement and the Loan Documents and the rights and obligations of the parties hereto and thereto, shall be governed by and construed in accordance with the laws of the State of New York (including N.Y. Gen. Oblig. Law § 5-1401), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of New York. The provisions of Section 18 of the First Loan Agreement are expressly incorporated herein.

f. Assignability. This Agreement shall be binding upon and inure to the benefit of Lender and the Borrower, and their respective successors and assigns, except that the Borrower’s rights hereunder are not assignable without the prior written consent of the Lender, which consent Lender may give or withhold in its sole and absolute opinion and judgment.

g. Expenses and Fees.

i. The Borrower shall reimburse the Lender for its reasonable fees, costs, and expenses including, without limitation, attorneys’ fees in connection with the negotiation, preparation, and administration of this Agreement and the Loan Documents; provided, that unless a Forbearance Termination Event occurs, such expenses of Lender’s counsel shall be capped at $20,000 (Twenty Thousand US Dollars).

ii. In the event that Lender employs attorneys to remedy, prevent, or obtain relief from a breach or default of this Agreement, or any of the Loan Documents, arising out of a breach or default of this Agreement, or any of the Loan Documents, or in connection with or contesting the validity of this Agreement, or any of the Loan Documents, any of the terms, covenants, provisions, and all conditions hereof or thereof, or any of the matters referred to herein or therein or in connection with any bankruptcy or Judicial Action (as hereinafter defined), Lender shall be entitled to be reimbursed for all of its attorneys’ fees, whether or not suit is filed and including, without limitation, those incurred in each and every action, suit, or proceeding, including any and all appeals and petitions therefrom and all fees and costs incurred by Lender. As used in this Section, the term “Bankruptcy or Judicial Action” shall mean any voluntary or involuntary case filed by or against the Borrower under the United States Bankruptcy Code, or any voluntary or involuntary petition in composition, readjustment, liquidation, or dissolution, or any state and federal bankruptcy law action filed by or against the Borrower any action where the Borrower is adjudicated as bankrupt or insolvent, any action for dissolution of the Borrower or any action in furtherance of any of the foregoing, or any other action, case, or proceeding that has the effect of staying (or in which a stay is being obtained against) the enforcement by the Lender of its rights and remedies under this Agreement and/or the Loan Documents.

h. Modifications and Amendments. This Agreement may be modified or amended only by written agreement duly executed by the parties to this Agreement.

i. Integration. This Agreement and the Loan Documents constitute a single, integrated written contract expressing the entire agreement of the parties hereto relative to the subject matter hereof. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any party hereto with respect to the subject matter hereof, except as specifically set forth in this Agreement and the Loan Documents.

j. Severability. If any provision of this Agreement is found to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provisions shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by severance from this Agreement.

k. Acknowledgment of Waiver. The parties represent and warrant that all of the waivers, warranties, and promises set forth in this Agreement are made after an opportunity to consult with legal counsel of their choosing and with an understanding of their significance and consequence and that they are reasonable.

l. Time of Essence. The parties hereto expressly acknowledge and agree that time is of the essence and that all deadlines and time periods provided for under this Agreement are ABSOLUTE AND FINAL.

m. Execution in Counterpart. This Agreement may be executed and delivered in two or more counterparts, each of which, when so executed and delivered, shall be an original, and such counterparts together shall constitute but one and the same instrument and agreement, and this Agreement shall not be binding on any party until all parties have executed it.

n. Conflict. To the extent that any term, provision or condition of any of the Loan Documents conflict with this Agreement, the term, provision or condition of this Agreement shall control.

o. Notices. Any notice required to be given hereunder shall be given at the address or facsimile telephone number as set forth in the applicable Loan Document.

p. Other Relationships. This Agreement only pertains to the Obligations. The parties acknowledge that they may, now or in the future, have other lending or borrowing relationships, none of which are affected by this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have approved and executed this Agreement as of the date and year first written above.

LENDER:

BESS VENTURES AND ADVISORY, LLC

By:	/s/ Lane Bess
Name:	Lane Bess
Title:	Owner-Manager

[Signatures Continue On Following Page.]

[Signature Page to Forbearance Agreement]

BORROWER:

BURTECH LP LLC

By:	/s/ Shahal Khan
Name:	Shahal Khan
Title:	Managing Member

[End of Signatures.]

[Signature Page to Forbearance Agreement]

Annex A

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Debtor’s right, title and interest in and to the following personal property and assets (both tangible and intangible) whether now owned or hereafter acquired, wherever located:

(a) (i) Senior secured convertible notes with an aggregate principal amount up to $13,000,000 purchased by Debtor (the “Notes”) pursuant to that certain Note Purchase Agreement, dated as of July 3, 2023, by and among Blaize, Inc., a Delaware corporation (the “Company”), and the lenders party thereto from time to time as amended, amended and restated, supplemented or modified from time to time (the “NPA”), (ii) any securities issued upon the conversion thereof, and (iii) all of Debtor’s rights, title and interests under the NPA, the Security Agreement (as defined in the NPA), the IP Security Agreement (as defined in the NPA), and all other financing statements, agreements, instruments and documents granting, perfecting or protecting a security interest in the Company’s assets to secure the Notes, in each case, with respect to the Notes (including all rights as a “Lender” under the NPA or Notes or “Secured Party” under the Security Agreement, and including, for the avoidance of doubt, the security interest held by Debtor in certain of the Company’s assets pursuant to the Security Agreement);

(b) 3,000,000 shares of Class A Common Stock of BurTech Acquisition Corp. (representing (i) 1,000,000 shares subject to transfer obligations in favor of the Secured Party pursuant to that certain 10% Promissory Note March 31, 2024 by and between Debtor and the Secured Party, and (ii) an additional 2,000,000 shares); and

(c) All Debtor’s books and records relating to the foregoing, and any and all claims, rights and interests in any of the above and all Proceeds, substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, and insurance proceeds of any or all of the foregoing.

Terms used in this Exhibit A but not defined shall have the meaning given to such terms in the UCC.

Annex B

UCC Amendment

[See attached]